EXHIBIT 10.19

Confidential information has been omitted in places marked “*****” and has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Business Confidential Proprietary Information

TENEX Contract No. 08843672/110033-051
USEC Contract No. EC-SC01-11-UE-03127
Amendment No. 007
AMENDMENT No. 007, signed as of October 19, 2015, to the Enriched Product Transitional Supply Contract, TENEX Contract No. 08843672/110033-051, USEC Contract No. EC-SC01-11-UE-03127, entered into on March 23, 2011 (the "Contract") by and between United States Enrichment Corporation ("USEC") and Joint Stock Company “TENEX”. USEC and TENEX are referred to herein individually as a "Party" and collectively as the "Parties". Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Contract.
SECTION 1. Pursuant to Section 20.04 of the Contract, USEC and TENEX hereby agree as follows:
The following new Appendix 3 shall be inserted after Appendix E2:

APPENDIX E3:	Supplemental Procedures for Natural Uranium Delivered Under Section 7.02(j)

E3-1
Documentation Stating Quality and Quantity. For each ***** Cylinder Delivered under Section 7.02(j) of the Contract, USEC shall issue a Certificate of Quality and Quantity (CQQ) in the English and Russian languages regarding the Natural Uranium it contains. The English language will be deemed controlling in the event of a difference.

E3-2	Procedures for Sample Withdrawal and Testing of the Natural Uranium by TENEX.

(a)
Natural Uranium Physically Delivered to TENEX shall be shipped without samples under USEC's written certification in the CQQ of the Natural Uranium’s conformance to the American Society of Testing and Materials (“ASTM”) specification for commercial natural UF6, *****. Notwithstanding any other provision of the Contract, Natural Uranium meeting the requirements of the preceding sentence shall be deemed to be “Conforming Material” under the Contract.

(b)
In order to verify the Natural Uranium is Conforming Material, TENEX may withdraw samples of Natural Uranium from any ***** Cylinder. TENEX’s rights to reject Natural Uranium that is not Conforming Material is set out in Appendix E2, and the provisions of Paragraph E2-2 regarding Acceptance shall apply; provided, however, that, unless the delay in taking physical delivery is attributable to the fault of USEC, the ***** Acceptance period in Paragraph

E2- shall be deemed to commence on the ***** of the transfer of title to the ***** Cylinder to TENEX pursuant to ***** if TENEX has not taken physical delivery of such ***** Cylinder by such anniversary date. The fact that the seal on the valve and plug of a ***** Cylinder is broken for the purpose of withdrawing a sample to determine if Natural Uranium in Conforming Material shall not limit TENEX’s right to initiate a dispute concerning the Natural Uranium in that ***** Cylinder in accordance with Appendix E2. If the seal is broken for any other purpose, then such right is waived by TENEX.

E3-3	Acceptance.

After Acceptance of Natural Uranium Delivered hereunder as per Paragraph E2-2 and Paragraph E3-2(b) above, USEC shall thereafter have no responsibility for claims arising from non-conformance of the Natural Uranium contained in a ***** Cylinder.

E3-4	Replacement.

(a)
In connection with the terms governing replacement of defective Natural Uranium under Paragraph E2-3 of the Contract, at USEC's request, TENEX shall use its reasonable efforts to assist USEC in effecting the removal or disposition of the rejected Natural Uranium, including by accepting the Natural Uranium which is not Conforming Material in the ***** Cylinder upon payment by USEC of a reasonable surcharge or by transporting the Natural Uranium to USEC, ***** (with USEC to pay the expense of shipment of the rejected Natural Uranium from the Russian enrichment plant to ***** and loading of the rejected Natural Uranium on *****).

(b)
In the case where USEC removes the rejected Natural Uranium and the ***** Cylinder containing it, USEC shall Deliver to TENEX the quantity of Natural Uranium in the rejected ***** Cylinder in accordance with Section 7.02(a) or Section 7.02(b) or Section 7.02(c) of the Contract.

(c)
Pursuant to Paragraph E2-1 of the Contract, the Parties agree that a dispute about whether Natural Uranium Physically Delivered to TENEX under this Agreement is Conforming Material shall be resolved by submitting a mutually-agreed sample to a mutually agreed independent laboratory for analysis, which will act as the “umpire”. The umpire’s results shall be conclusive on all Parties if such results are within the range determined by TENEX's and USEC's results (as USEC’s results are reflected on the CQQ). If the umpire’s results are outside the range determined by such results, TENEX and USEC shall accept the results of the Party that are nearest to the umpire’s results. USEC shall pay the umpire’s costs if the umpire’s results establish that the Natural Uranium is not Conforming Material; otherwise, TENEX shall pay the umpire’s costs. For this purpose, the “umpire’s costs” shall mean the umpire’s charges plus the additional costs, if any, of the packaging, handling and transporting the sample to and from the umpire.

(d)
USEC shall bear the expenses associated with removal and replacement of rejected Natural Uranium as provided in Paragraph E3-4(b) above. TENEX shall invoice USEC for such expenses, and its invoice shall include supporting documentation for each expense. Nothing herein shall relieve any Party of its obligation to use reasonable efforts to minimize the expenses to be reimbursed by another Party.

E3-5	Weight.

The following shall apply to the determination of weights for Natural Uranium Physically Delivered to TENEX and the ***** Cylinder containing such Natural Uranium:

(a)	The Parties shall be bound by the cylinder tare weight listed in the CQQ provided by USEC.

(b)
The Parties shall also be bound by the gross weight listed on the CQQ; provided, however, that TENEX may dispute such gross weight if the gross weight determined by TENEX differs from the gross weight determination in the CQQ by more than the "Applicable Dispute Limit", which for this purpose shall mean a difference of ***** from the gross weight in the CQQ, and TENEX notifies USEC of such discrepancy prior to Acceptance of the Natural Uranium. The Parties shall follow the check-weight procedures in Paragraph E3-6 below in resolving any dispute of the gross weight, and the resolution of such disputes in accordance with Paragraph E3-6 shall be final and binding on the Parties. Notwithstanding the existence of a discrepancy in gross weight or a dispute concerning such discrepancy, USEC's gross weight determination shall be final and binding on the Parties if TENEX breaks the seal on, or evacuates any of the Natural Uranium from, the disputed ***** Cylinder prior to either resolution of the discrepancy or USEC's agreement to accept TENEX's gross weight determination.

(c)
For purposes of this Section, "net weight" shall mean the difference between the gross weight of a ***** Cylinder filled with Natural Uranium identified in the CQQ and the tare weight of such cylinder.

(d)
All ***** Cylinders have previously been weighed by or for USEC intends to use those weight results without reweighing. If, however, USEC determines that it must reweigh a ***** Cylinder (or cause such cylinder to be reweighed) after execution of Amendment No. 007 to this Contract but before transfer of title to TENEX pursuant to the Cylinder Purchase Contract and, prior to USEC determining that it must reweigh the ***** Cylinder, TENEX has requested in a timely manner an opportunity to observe such reweighing, USEC shall promptly notify TENEX of the date(s) and place(s) for observance of such reweighing and TENEX shall be given an opportunity to observe, at TENEX's expense, the reweighing of the ***** Cylinder. TENEX shall comply with the requirements for its observer to gain access to the place where the reweighing will occur.

(e)	Any re-weighing of filled ***** Cylinders is to be made with an accuracy of ***** of the gross weight of the filled cylinders, or ± *****, whichever is greater.

(f)	Any re-weighing of filled ***** Cylinders must be carried out on scales providing the accuracy of weighing not lower than mentioned in item (e) above.

E3-6	Check Weight Procedure.

If, in accordance with Paragraph E3-5 of this Appendix, TENEX notifies USEC that the gross weight of a filled ***** Cylinder to which USEC has transferred title to TENEX pursuant to a Cylinder Purchase Contract differs by more than the Applicable Dispute Limit from the gross weight in the CQQ, then, if the discrepancy cannot be resolved by mutual agreement within ***** after USEC receives TENEX's notification (whichever receives the notification last), TENEX shall arrange for a separate weighing of the applicable cylinder to determine the gross weight of such filled cylinder (the “Check Weighing” or “Check Weighed”). USEC shall have the right to witness the Check Weighing. TENEX shall give USEC at least two weeks' Notice of the time and place for the Check Weighing. The Check Weighing shall be conducted on calibrated scales and weighing machines properly certified for such purpose. The Check Weighing procedure shall be as follows:

(a)	All Cylinders and/or weights shall be first removed from the scales, and the scales shall be zero-checked.

(b)
A mutually agreed standard weight shall then be placed on the scales in order to verify their accuracy. If the indicated weight of the standard weight differs from its known weight by more than ***** of the standard weight the scales shall be re-calibrated.

(c)
The cylinder to be Check Weighed shall be examined to ensure that the valve protector and other removable items have been removed and then it shall be re-weighed. The results of the re-weighing shall be defined as the "Check Weight."

(d)	If the Check Weight and the gross weight determination on the CQQ differ by an amount equal to or less than the Applicable Dispute Limit, USEC's gross weight determination shall be binding.

(e)	If the Check Weight and the original gross weight determination on the CQQ differ by more than the Applicable Dispute Limit, the Check Weight shall be binding.

(f)
Any costs incurred in connection with this Check Weighing procedure shall be borne by (i) TENEX if USEC's the original gross weight determination on the CQQ is binding, and (ii) USEC in all other cases.

(g)
If as a result of the Check Weighing it is determined that there is a shortfall in the quantity of Natural Uranium Physically Delivered in the ***** Cylinder as compared to the quantity identified in the CQQ, USEC shall *****

(h)
Neither TENEX nor any party acting on its behalf shall evacuate or break the seal on the valve and plug of a ***** Cylinder about which there is a dispute concerning gross weight until any discrepancy concerning weight is resolved under this Appendix E3.

7.    Maximum Permissible Levels of Radiation and Non-fixed Radioactive Contamination.
TENEX shall ensure that the transportation of ***** Cylinders with Natural Uranium shall be effected in accordance with IAEA Safety Standards Series No.TS-R-1, Regulations for the Safe Transport of Radioactive Material, 2009 Edition.
8.    Marking.

(a)
Pursuant to the Cylinder Purchase Contract, each ***** Cylinder shall have a permanent marking (nameplate) at the time title to the ***** Cylinder transfers to TENEX. Thereafter, any changes in labelling shall not be USEC’s responsibility.

(b)
The permanent marking described in Paragraph E3-8(a) shall be made on a metal plate fixed to ***** Cylinder. It shall be non-exchangeable and non-erasable. The permanent marking must contain the data stipulated in ANSI N 14.1.

9.    Conversion Coefficient.
The weight of uranium in Natural Uranium indicated in the shipping documentation for a ***** Cylinder shall be determined as the weight of uranium hexafluoride multiplied by a coefficient (Factor F) in the range of *****. Factor F shall be indicated in the CQQ.
10.    Certificate of Quality and Quantity.
All measured and weighing values shall be stated in the CQQ, in kilograms rounded to the nearest integer number of kilograms, taking into account that the first decimal equal or less than 4 leaves the integer unchanged, the first decimal greater than 5 increases the integer by 1, and if the first decimal is equal to 5, the integer is increased by one if the integer is odd while if the integer is even the integer is unchanged.

11.    Modification of Forms.
If Physical Delivery is made from a location other than the *****, the references to the ***** shall be adjusted accordingly.
SECTION 2. Except as amended hereby, the Contract shall remain unchanged and in full force and effect.
SECTION 3. This Amendment No. 007 may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 007 as of the date first written above.

UNITED STATES ENRICHMENT CORPORATION	JOINT STOCK COMPANY "TENEX"
By: /s/ Stephen S. Greene	By: /s/ Oleg Kozin
Name: Stephen S. Greene	Name: Oleg Kozin
Position: SVP, CFO & Treasurer	Position: Acting First Deputy General Director for Commerce